Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-111310 and 333-152335) pertaining to the Employees' Stock Option Plans of Elron Electronic Industries Ltd. Of our report dated March 9, 2010 with respect to the financial statements of Pocared Diagnostics Ltd. Included in this Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 28, 2010	A Member of Ernst & Young Global